Exhibit 3.36

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 07/15/2002 020450844 — 3067897
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CORECOMM HOLDCO, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

               CoreComm Holdco, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
               FIRST: Article I of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
          The name of this corporation is ATX Communications, Inc. (hereinafter the “Corporation”).
               SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 15th day of July, 2002.

CORECOMM HOLDCO, INC.
By:	/s/ Michael A. Peterson
	Name:	Michael A. Peterson
	Title:	Executive Vice President — Chief Operating Officer and Chief Financial Officer

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